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                                                                    Exhibit 4.23


                                SECOND AMENDMENT


         SECOND AMENDMENT, dated as of December 27, 2000 (this "Amendment"), to the Term Loan Agreement, dated as of June 1, 2000 (as amended by the First Amendment, dated as of October 20, 2000, and as may be further amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), among SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to the Term Loan Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager, LEHMAN COMMERCIAL PAPER INC., as syndication agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Borrower has requested that all of the Lenders amend, and each Lender has agreed to amend, certain of the provisions of the Term Loan Agreement, upon the terms and subject to the conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Definitions. Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

         SECTION 2. Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Term Loan Agreement is hereby amended by deleting the definition of "Commitment Period" in its entirety and replacing it with the following new definition:

         "Commitment Period": the period commencing on the date hereof and ending on May 31, 2001."


         SECTION 3. Amendment to Fee Letter. The first clause (i) of the Fee Letter, dated as of May 4, 2000, among the Borrower, the Administrative Agent and the Arranger shall be amended by deleting the description of "Funding Fee" in clause (B) thereof and replacing it with the following: "a funding fee (the "Funding Fee") in an amount equal to 1.00% of the aggregate commitments under the Credit Facility in effect on the date of initial borrowing under the Credit Facility, payable on such date;".

         SECTION 4. Representations; No Default. On and as of the date hereof, and after giving effect to this Amendment, (a) the Borrower certifies that no Default or Event of Default has occurred or is continuing, and (b) the Borrower confirms, reaffirms and restates that the representations and warranties set forth in Section 3 of the Term Loan Agreement are true and correct in all material respects, except for such representations and warranties expressly




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                                                                               2

stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

         SECTION 5. Conditions to Effectiveness. This Amendment shall become effective on and as of the date (the "Amendment Effective Date") of satisfaction of the following conditions precedent:


         (a) The Administrative Agent shall have received (i) an executed counterpart of this Amendment, duly executed and delivered by a duly authorized officer of the Borrower, (ii) executed Lender Consent Letters (or facsimile transmissions thereof), substantially in the form of Exhibit A hereto ("Lender Consent Letters"), from each Lender and (iii) an executed certificate of an officer of the Borrower in form reasonably satisfactory to the Administrative Agent as to the matters set forth in Section 4 of this Amendment and as to such other customary matters as the Administrative Agent may reasonably request.

         (b) The Borrower and the Administrative Agent shall have duly executed and delivered the letter agreement (the "Letter Agreement") dated December 27, 2000, between the Borrower and the Administrative Agent relating to an amendment and restatement of the Warrant Agreement, dated as of June 1, 2000, between the Borrower and United States Trust Company of New York, as warrant agent and escrow agent (as amended, supplemented or otherwise modified from time to time, the "Warrant Agreement"), no later than 5:00 p.m. (New York City time) on December 27, 2000.

         SECTION 6. Additional Conditions to Loans. In addition to the conditions set forth in Section 4 of the Term Loan Agreement, the agreement of each Lender to make the Loans requested to be made by it under the Term Loan Agreement is subject to the satisfaction of the following additional conditions:

         (a) The Borrower shall have duly executed and delivered (i) an amendment and restatement of the Warrant Agreement and (ii) the New Warrants (as defined in the Letter Agreement) to United States Trust Company of New York, as warrant agent and escrow agent, in each case substantially on the terms set forth in the Letter Agreement.

         (b) The Administrative Agent shall have received such documents and instruments as it shall reasonably require in connection with the execution of (i) this Amendment and (ii) an amended and restated Warrant Agreement and the delivery of the New Warrants (as defined in the Letter Agreement), including, without limitation, legal opinions of general counsel to the Borrower and of Paul, Weiss, Rifkind, Wharton & Garrision, as special counsel to the Borrower, covering such matters as the Administrative Agent shall reasonably require.

         (c) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the amended and restated Warrant Agreement shall be satisfactory in form and substance to the Administrative Agent.




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                                                                               3


         SECTION 7. Reference to and Effect on the Loan Documents. On and after the Amendment Effective Date, each reference in the Term Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Term Loan Agreement, and each reference in the other Loan Documents to "the Term Loan Agreement", "thereunder", "thereof" or words of like import referring to the Term Loan Agreement, shall mean and be a reference to the Term Loan Agreement as amended hereby. Except as expressly amended herein, the Term Loan Agreement shall continue to be, and shall remain, in full force and effect in accordance with the terms thereof and is hereby in all respects ratified and confirmed. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Term Loan Agreement or any other Loan Document or to prejudice any other right or rights which the Agents or the Lenders may now have or may have in the future under or in connection with the Term Loan Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

         SECTION 8. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

         SECTION 9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.




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                                                                               4

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                               SIRIUS SATELLITE RADIO INC.


                                               By: /s/ Michael Haynes
                                                   ----------------------------
                                                   Michael Haynes
                                                   Vice President and Treasurer


                                               LEHMAN COMMERCIAL PAPER INC.,
                                                as Syndication Agent and as
                                                Administrative Agent


                                               By: /s/ G. Andrew Keith
                                                   -------------------
                                                   Authorized Signatory


                                               LEHMAN BROTHERS INC.,
                                                as Arranger

                                               By: /s/ G. Andrew Keith
                                                   -------------------

                                                                       EXHIBIT A


                              LENDER CONSENT LETTER

                           SIRIUS SATELLITE RADIO INC.
                               TERM LOAN AGREEMENT
                            DATED AS OF JUNE 1, 2000


To:  Lehman Commercial Paper Inc.,
      as Syndication Agent and
      as Administrative Agent
     3 World Financial Center
     New York, New York  10285


Ladies and Gentlemen:

         Reference is made to the Term Loan Agreement, dated as of June 1, 2000 (as amended by the First Amendment, dated as of October 20, 2000, and as further amended, supplemented or otherwise modified from time to time, the "Term Loan Agreement"), among Sirius Satellite Radio Inc., a Delaware corporation (the "Borrower"), the Lenders parties thereto, Lehman Brothers Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent and as Administrative Agent. Unless otherwise defined herein, capitalized terms used herein and defined in the Term Loan Agreement are used herein as therein defined.

         The Borrower has requested that the Lenders consent to amend the Term Loan Agreement on the terms described in the Amendment to which a form of this Lender Consent Letter is attached as Exhibit A (the "Amendment").

         Pursuant to Section 9.1 of the Term Loan Agreement, the undersigned Lender hereby (i) represents that, as of the date of this Lender Consent, it is the only Lender party to the Term Loan Agreement and (ii) consents to the execution by the Agents of the Amendment.

                                                Very truly yours,


                                                Lehman Commercial Paper Inc.
                                                -------------------------------
                                                (NAME OF LENDER)


                                                By: /s/ G. Andrew Keith
                                                    ----------------------------
                                                    Name:  G. Andrew Keith
                                                    Title:  Authorized Signatory


Dated as of December 27, 2000